DS BANCOR, INC. AND SUBSIDIARIES

                                Consolidated
                            Financial Statements

                   YEARS ENDED DECEMBER 31, 1996 AND 1995

                      DS BANCOR, INC. AND SUBSIDIARIES



CONTENTS


Independent auditor's report


CONSOLIDATED FINANCIAL STATEMENTS

Statements of position.............................................Exhibit A

Statements of earnings.............................................Exhibit B

Statements of stockholders' equity.................................Exhibit C

Statements of cash flows...........................................Exhibit D


Notes to consolidated financial statements

                          Independent Auditor's Report
                          ----------------------------


The Board of Directors and Stockholders
DS Bancor, Inc. and Subsidiaries
Derby, Connecticut


We have audited the accompanying consolidated statements of position of DS Bancor, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DS Bancor, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the results of their operations, changes in their stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the accompanying consolidated financial statements, the Company will be merged into Webster Financial Corporation during 1997.


Friedberg, Smith & Co., P.C.

Bridgeport, Connecticut
January 29, 1997, except as
   to Note 1, as to which the
   date is January 30, 1997

                        DS BANCOR, INC. AND SUBSIDIARIES               EXHIBIT A

                       CONSOLIDATED STATEMENTS OF POSITION
                           DECEMBER 31, 1996 AND 1995
                                    (Note 1)

                                                         1996          1995
                                                         ----          ----
A S S E T S                                        (Dollar Amounts in Thousands)
-----------
Cash and Due from Banks (Note 1)                     $   14,950    $   18,425
Federal Funds Sold (Note 1)                                   -         2,305
Securities (Notes 1, 2 and 7)
   Trading                                                    -         1,171
   Available-for-Sale                                   232,963       241,136
   Held-to-Maturity (Fair Value: $67,150 in 1996
    and $77,394 in 1995)                                 68,528        77,881
                                                      ---------     ---------
                                                        301,491       320,188
Loans Held-for-Sale (Notes 1, 3 and 7)                      228         2,035
Loans Receivable, Net of Allowances for credit
 losses of $8,154 in 1996 and $6,906 in 1995
 (Notes 1, 3, 7 and 15)                                 858,694       873,304
Federal Home Loan Bank of Boston
 Stock, At Cost (Note 7)                                  9,793         9,793
Accrued Income Receivable (Note 1)                        7,253         7,746
Bank Premises and Equipment, Net (Notes 1 and 5)          6,790         6,504
Deferred Income Tax Asset, Net (Notes 1 and 9)            4,380         3,293
Foreclosed Assets, Net of Allowances of $22 in
 1996 and $230 in 1995 (Notes 1, 4 and 15)                3,502         3,712
Other Assets (Note 13)                                    6,205         7,178
                                                      ---------     ---------
TOTAL ASSETS                                         $1,213,286    $1,254,483
                                                      =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Liabilities
   Deposits (Note 6):
      Non-Interest Bearing                            $   40,413    $   35,999
      Interest Bearing                                   963,212     1,022,146
                                                       ---------     ---------
                                                       1,003,625     1,058,145
   Mortgagors' Escrow                                     10,662        11,193
   Advances from Federal Home Loan
    Bank of Boston (Note 7)                              102,396        96,876
   Other Liabilities (Note 8)                              6,198         7,460
                                                       ---------     ---------
      Total Liabilities                                1,122,881     1,173,674
                                                       ---------     ---------
Commitments and Contingent
 Liabilities (Notes 5 and 10)

Stockholders' Equity (Notes 1, 2, 11, 12 and 19)
   Preferred Stock, No Par Value;
    Authorized 2,000,000 shares; None Issued                   -             -
   Common Stock, Par Value $1.00;
    Authorized 6,000,000 shares;
    Issued 3,688,773 shares in 1996,
    3,368,527 in 1995;
    Outstanding 3,189,272 in 1996,
    3,029,027 in 1995                                      3,689         3,368
   Additional Paid-In Capital                             53,157        44,514
   Retained Earnings                                      45,165        37,014
   Net Unrealized (Losses) Gains on Securities
    Available-for-Sale, Net of tax effect of
    $203 in 1996 and ($301) in 1995                         (293)          426
   Less:  Treasury Stock, At Cost (499,501 shares
           in 1996 and 339,500 shares in 1995)           (11,313)       (4,513)
                                                       ---------     ---------
      Total Stockholders' Equity                          90,405        80,809
                                                       ---------     ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $1,213,286    $1,254,483
                                                       =========     =========

                See notes to consolidated financial statements.

                      DS BANCOR, INC. AND SUBSIDIARIES               EXHIBIT B
                                                                     Page 1 of 2
                    CONSOLIDATED STATEMENTS OF EARNINGS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                    (Note 1)

                                                                 1996        1995        1994
                                                                 (Dollar amounts in thousands,
                                                                    except per share data)
               Interest Income (Note 1)
                  Interest and Fees on Loans                   $ 69,960    $ 65,148    $ 56,802
                  Taxable Interest on Securities                 18,571      20,147      19,528
                  Dividends on Securities                         1,872       1,294         952
                                                               --------    --------    --------

                     Total Interest Income                       90,403      86,589      77,282
                                                               --------    --------    --------

               Interest Expense
                  Deposits (Note 6)                              45,229      46,408      36,102
                  Borrowed Funds (Note 7)                         6,136       5,308       6,810
                   Less:  Penalties on Premature
                           Time Deposit Withdrawals                (117)       (141)        (94)
                                                               --------    --------    --------

                     Net Interest Expense                        51,248      51,575      42,818
                                                               --------    --------    --------

               Net Interest Income                               39,155      35,014      34,464
               Provision for Credit Losses (Notes 1 and 3)        4,850       2,525       2,325
                                                               --------    --------    --------

               Net Interest Income after
                Provision for Credit Losses                      34,305      32,489      32,139
                                                               --------    --------    --------

               Non-Interest Income
                  Service Charges and Other Income (Note 14)      2,892       2,705       2,453
                  Net Securities Gains (Losses) (Note 2)          1,308        (520)        546
                  Net (Loss) Gain on Sale of Loans                 (206)      1,499         102
                                                               --------    --------    --------

                     Total Non-Interest Income, Net               3,994       3,684       3,101
                                                               --------    --------    --------

               Non-Interest Expense
                  Salaries and Wages (Note 11)                    8,665       8,074       7,820
                  Employee Benefits (Note 8)                      2,627       2,485       2,312
                  Occupancy (Note 5)                              1,932       1,814       2,094
                  Furniture and Equipment (Note 5)                1,148       1,363       1,039
                  Foreclosed Asset Expense, Net (Notes 1 and 4)   1,316       1,776       2,904
                  Other (Note 14)                                 7,804       8,028       9,441
                                                               --------    --------    --------

                     Total Non-Interest Expense                  23,492      23,540      25,610
                                                               --------    --------    --------

               Income Before Income Taxes                        14,807      12,633       9,630

               Provision for Income Taxes, Net (Notes 1 and 9)    5,928       5,020       3,920
                                                               --------    --------    --------


               Net Income                                      $  8,879    $  7,613    $  5,710
                                                               ========    ========    ========

               See notes to consolidated financial statements.

                       DS BANCOR, INC. AND SUBSIDIARIES              EXHIBIT B
                                                                     Page 2 of 2
                       CONSOLIDATED STATEMENTS OF EARNINGS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                    (Note 1)

                                                      1996            1995           1994
                                                            (Dollar amounts in thousands,
                                                                except per share data)
               Weighted Average Number of Shares
                Outstanding (Notes 1 and 12)
                  Primary                           3,149,161      3,091,578      3,070,492
                  Fully Diluted                     3,169,765      3,103,253      3,072,672

               Earnings Per Share
                (Notes 1 and 12)
                  Primary                          $     2.82     $     2.46     $     1.86
                                                   ==========     ==========     ==========
                  Fully Diluted                    $     2.80     $     2.45     $     1.86
                                                   ==========     ==========     ==========


               See notes to consolidated financial statements.

                        DS BANCOR, INC. AND SUBSIDIARIES               EXHIBIT C

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                    (Note 1)

                                                                          Additional            Unrealized                 Total
                                                                  Common   Paid-In    Retained    Gains      Treasury  Stockholders'
                                                                  Stock    Capital    Earnings   (Losses)      Stock       Equity
                                                                                             (Notes 1 and 2)
                                                                         (Dollar amounts in thousands, except per share data)

Balance - January 1, 1994                                      $  2,991   $ 36,007   $ 30,652    $  1,303    $ (4,513)   $ 66,440

Net Income                                                           --         --      5,710          --          --       5,710

Stock Options Exercised (93,455 Shares) (Notes 11 and 12)            94      1,773         --          --          --       1,867

Change in Unrealized Gains (Losses), Net                             --         --         --      (6,880)         --      (6,880)
                                                               --------   --------   --------    --------    --------    --------

Balance - December 31, 1994                                       3,085     37,780     36,362      (5,577)     (4,513)     67,137

Net Income                                                           --         --      7,613          --          --       7,613

Stock Dividend Declared on Common Stock (5% - March 15, 1995
 and 5% - November 10, 1995) (Note 12)                              280      6,658     (6,938)         --          --          --

Shares Issued for Fractional Interest                                --         12         --          --          --          12

Cash in Lieu of Fractional Shares                                    --         --        (23)         --          --         (23)

Stock Options Exercised (3,062 shares) (Notes 11 and 12)              3         64         --          --          --          67

Change in Unrealized Gains (Losses), Net                             --         --         --       6,003          --       6,003
                                                               --------   --------   --------    --------    --------    --------

Balance - December 31, 1995                                       3,368     44,514     37,014         426      (4,513)     80,809

Net Income                                                           --         --      8,879          --          --       8,879

Cash Dividends Paid on Common Stock ($.24 per share) (Note 12)       --         --       (728)         --          --        (728)

Stock Options Exercised (320,246 shares) (Notes 11 and 12)          321      8,643         --          --          --       8,964

Treasury Shares Acquired from Exercise
 of Stock Options (160,001 shares) (Notes 11 and 12)                 --         --         --          --      (6,800)     (6,800)

Change in Unrealized Gains (Losses), Net                             --         --         --        (719)         --        (719)
                                                               --------   --------   --------    --------    --------    --------

Balance - December 31, 1996                                    $  3,689   $ 53,157   $ 45,165    ($   293)   ($11,313)   $ 90,405
                                                               ========   ========   ========    ========    ========    ========

See notes to consolidated financial statements.

                        DS BANCOR, INC. AND SUBSIDIARIES             EXHIBIT D
                                                                     Page 1 of 2
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                    (Note 1)

                                                                     1996        1995         1994
                                                                     ----        ----         ----
                                                                         (Amounts in thousands)
               Cash Flows from Operating Activities
                  Net Income                                     $   8,879    $   7,613    $   5,710
                  Adjustments to Reconcile Net Income to Net
                   Cash Provided by Operating Activities:
                     Provision for Credit Losses                     4,850        2,525        2,325
                     Provision for Estimated
                      Losses on Foreclosed Assets                      750        1,500        2,235
                     Depreciation and Amortization                     894        1,111          807
                     Amortization of Intangible Assets                 721          716          718
                     Net Amortization of Premiums/
                      Discounts on Securities                          668          601        1,208
                     Net Amortization (Accretion) of
                      Deferred Loan Fees                               149           30          (83)
                     Benefit for Deferred Income Taxes                (583)        (271)        (340)
                     Decrease in Deferred Income Tax Asset              --           --          492
                     Net (Gains) Losses on Securities
                      Available for Sale                              (977)       1,059         (625)
                     Net Loss (Gain) on Sale of Loans                  206       (1,499)        (102)
                     Gains on Sales of Foreclosed Assets              (299)        (120)         (93)
                     Net Decrease (Increase)
                      in Trading Securities                          1,171         (401)        (770)
                     Decrease (Increase) in
                      Accrued Income Receivable                        493         (519)        (686)
                     Net Decrease (Increase) in Other Assets         2,676       (1,555)       2,423
                     Net (Decrease) Increase in
                      Other Liabilities                             (1,262)       2,683          234
                     Other, Net                                         --           --           74
                                                                 ---------    ---------    ---------

                        Net Cash Provided by
                         Operating Activities                       18,336       13,473       13,527
                                                                 ---------    ---------    ---------

               Cash Flows from Investing Activities
                  Proceeds from Matured Securities
                   Available-for-Sale                               55,104       54,928       43,553
                  Proceeds from Sale of Securities
                   Available-for-Sale                                9,124       52,908       39,020
                  Proceeds from Matured Securities
                   Held-to-Maturity                                 12,672       15,178       34,895
                  Purchase of Securities Available-for-Sale        (56,788)    (103,541)     (54,779)
                  Purchase of Securities Held-to-Maturity           (3,500)      (8,500)     (73,827)
                  Purchase of FHLBB Stock                               --         (894)        (877)
                  Proceeds from Loans Sold to Others                17,506       34,111       12,245
                  Purchases of Loans from Others                   (67,440)     (97,112)     (21,938)
                  Net Decrease (Increase) in Loans Receivable       57,764       24,527      (47,714)
                  Bank Premises and Equipment Additions             (1,180)        (640)        (794)
                  Proceeds from Sale of Foreclosed Assets            3,141        2,170        3,328
                  Net Decrease in Foreclosed Assets                     --           --           44
                                                                 ---------    ---------    ---------

                        Net Cash Provided (Used)
                         by Investing Activities                    26,403      (26,865)     (66,844)
                                                                 ---------    ---------    ---------


See notes to consolidated financial statements

                        DS BANCOR, INC. AND SUBSIDIARIES             EXHIBIT D
                                                                     Page 2 of 2
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                    (Note 1)

                                                                     1996        1995        1994
                                                                     ----        ----        ----
                                                                   (Amounts in thousands)
               Cash Flows from Financing Activities
                  Net (Decrease) Increase in Deposits              ($54,520)   $ 30,399    $ 21,525
                  Net (Decrease) Increase in
                   Mortgagors' Escrow                                  (531)       (692)      1,409
                  Net Decrease in Repurchase
                   Agreements and Other Borrowings                       --          --      (1,450)
                  Net Increase (Decrease) in
                   Short-Term FHLBB Advances                          7,174     (26,822)     11,754
                  Proceeds from Long-Term FHLBB Advances             70,000      54,604      35,000
                  Repayment of Long-Term FHLBB Advances             (71,654)    (42,051)    (40,600)
                  Proceeds from Exercise of Stock Options               960          79       1,189
                  Treasury Stock Acquired for Payment of
                   Employee Tax Withholding on Stock Options         (1,220)         --          --
                  Dividends Paid to Stockholders                       (728)        (23)         --
                                                                   --------    --------    --------

                        Net Cash (Used) Provided by
                         Financing Activities                       (50,519)     15,494      28,827
                                                                   --------    --------    --------

               Net (Decrease) Increase in Cash
                and Cash Equivalents (Note 1)                        (5,780)      2,102     (24,490)

               Cash and Cash Equivalents at Beginning of Year        20,730      18,628      43,118
                                                                   --------    --------    --------

               Cash and Cash Equivalents at End of Year            $ 14,950    $ 20,730    $ 18,628
                                                                   ========    ========    ========

               Supplemental Disclosures of Cash Flow Information
                  Cash Paid During the Year For:
                     Interest                                      $ 51,365    $ 51,716    $ 42,912
                                                                   ========    ========    ========
                     Income Taxes                                  $  6,900    $  3,493    $  3,089
                                                                   ========    ========    ========
                  Loans Transferred to Foreclosed Assets           $  4,798    $  3,414    $  3,208
                                                                   ========    ========    ========
                  Foreclosed Assets Transferred to Loans           $     --    $     --    $  1,173
                                                                   ========    ========    ========
                  Loans Transferred to Loans Held-for-Sale         $     --    $     --    $ 55,190
                                                                   ========    ========    ========
                  Bank-Financed Foreclosed Asset Sales             $  1,416    $  1,908    $  2,352
                                                                   ========    ========    ========
                  Income Tax Benefits from Stock
                   Options Exercised                               $  2,424    $     --    $    678
                                                                   ========    ========    ========
                  Treasury Stock Acquired in Exchange
                   for Stock Option Exercises                      $  5,580    $     --    $     --
                                                                   ========    ========    ========



               See notes to consolidated financial statements.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY
          OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------
         The following is a summary of significant accounting policies followed by DS Bancor, Inc. (Company), its wholly owned subsidiary Derby Savings Bank (Bank) and Derby Financial Services Corp., the Bank's wholly owned subsidiary, and reflected in the accompanying Consolidated Financial Statements. The financial statements of Derby Financial Services Corp. are not significant to either the Bank's or the Consolidated Financial Statements.

         Nature of Operations

         The Bank is primarily engaged in the business of providing credit secured by residential real estate and retail banking services to the consumer segment of its service area within Connecticut.

         Merger Agreement and Subsequent Event. On October 7, 1996, the Company entered into an Agreement and Plan of Merger (Agreement) with Webster Financial Corporation (Webster) and Webster Acquisition Corp. (Merger
         Sub), its wholly-owned subsidiary. The Agreement provides for the acquisition of the Company by merging the Merger Sub into the Company (Merger). Upon the Merger, each outstanding share of Company common stock will be converted into 1.14158 shares of Webster common stock, plus cash to be paid in lieu of fractional shares. It is intended that such conversion will qualify as a tax-free exchange for federal income tax purposes.

         The Agreement has been approved by the board of directors of both Webster and the Company. On January 30, 1997, the stockholders of the Company and Webster approved the merger. The transaction has also been approved by Federal and State regulatory authorities and is subject to various customary closing conditions, which are expected to take place sometime in the first quarter of 1997.

                      DS BANCOR, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 AND 1995


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY
          OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------

         Subsequent Event (continued)

         The accompanying Consolidated Financial Statements reflect the financial position of the Company without considering the effects on its financial position, if any, of the above noted merger. Such merger could affect the realization of assets and liquidation of liabilities as reflected at December 31, 1996, and therefore, the accompanying Consolidated Financial Statements should be read considering the merger and the effect it could have on the Company's financial position.

         Principles of Consolidation. The accompanying Consolidated Financial Statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

         Basis of Consolidated Financial Statement Presentation. The accompanying Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles and general practice within the banking industry. In preparing the Consolidated Financial Statements, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and expenses, and disclosure of contingent assets and liabilities. Actual results could differ significantly from those estimates.

         Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the Allowance for credit losses and the valuation of real estate acquired in satisfaction of loans (foreclosed assets). Such estimates reflect the realization that the Bank's foreclosed assets and a substantial portion of the Bank's mortgage loans receivable are related to real estate located in markets in Connecticut, which have experienced value fluctuations in recent years.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY
          OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------

         Material Estimates (continued)

         While management uses available information to recognize possible losses on loans and foreclosed assets, including the services of professional appraisers for significant properties, future adjustments to the Allowance for credit losses and the Allowance for estimated losses on foreclosed assets may be necessary based on changes in economic and real estate market conditions in and around the Bank's service area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's Allowance for credit losses and the Allowance for estimated losses on foreclosed assets and may require the Bank to recognize adjustments based on their judgment of information available to them at the time of their examination.

         Cash Equivalents. For the purposes of the Consolidated Statements of Cash Flows, cash equivalents include demand deposits at other financial institutions and federal funds sold. Generally, federal funds are sold for one-day periods.

         Securities are accounted for in accordance with the Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115). This statement establishes standards of financial accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities.

         SFAS No. 115 requires the classification of investment securities into categories of Held-to-maturity, Available-for-sale or Trading. Investments in debt securities are classified as Held-to-maturity only if there is a positive intent and ability to hold those securities to maturity. Carrying basis is reflected at amortized cost and adjusted for any premiums or discounts. Premiums are amortized and discounts are accreted to interest income using the level yield method. Equity securities and debt securities not classified as Held-to-maturity are classified as either Available-for-sale or Trading. Securities classified as Available-for-sale are carried at estimated fair value, with net unrealized holding gains and losses reported as a separate component of Stockholders' Equity, net of applicable income taxes. Trading securities are carried at fair value with unrealized holding gains and losses recognized in Earnings.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY
          OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------

         Securities (continued)

         A decline in the estimated fair value of any security below its carrying value that is deemed by management to be other than temporary results in a write-down of the individual security to its estimated fair value, with the resulting write-down recognized in Earnings as a realized loss.

         Mortgage-backed securities are accounted for in the same manner as debt
         securities  and  consist   of  certificates   that  are   participation
         interests in pools of long-term first mortgage loans.

         Gain or loss on dispositions of securities is based on the net proceeds and adjusted carrying amount of the securities sold using the specific identification method.

         Loans Held-for-sale generally consist of certain first mortgage loans that management has identified will most likely be sold for reasons of managing rate risk, liquidity, and/or asset growth, and are reflected at the lower of aggregate cost or estimated market value. Net unrealized losses, if any, resulting from market value less than cost are recognized through a valuation allowance by charges against income.

         Loans receivable that the Bank has the intent and ability to hold for the foreseeable future or until maturity or payoff are reflected at amortized cost (unpaid principal balances reduced by any partial charge-offs or specific valuation accounts) net of any net deferred fees or costs on originated loans or any unamortized premiums or discounts on purchased loans, and less an Allowance for credit losses.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY
          OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------

         Loans Receivable (continued)

         Effective January 1, 1995, the Bank implemented the provisions of SFAS Nos. 114/118, "Accounting by Creditors for Impairment of a Loan." These statements address the accounting for loans considered impaired and the recognition of impairment. A loan is considered impaired when, in management's judgment, current information and events indicate it is probable that collection of all amounts due according to the contractual terms of the loan agreement will not be met. The provisions of these statements are prospective, with any adjustments resulting from initial application reflected as an adjustment to the provision for credit losses. The effect on the accompanying Consolidated Financial Statements of adopting these statements was not significant.

         Interest on loans is included in income as earned based on rates applied to principal amounts outstanding. The accrual of interest income is generally discontinued and all previously unpaid accrued interest is reversed when a loan becomes past due 90 days or more as to contractual payment of principal or interest, or is determined to be impaired. Interest on purchased loans is adjusted for the accretion of discounts and the amortization of premiums using the interest method over the contractual lives of the loans, adjusted for estimated prepayments.

         Loan origination fees and certain direct related costs are deferred, and the net fee or cost is amortized as an adjustment of loan yield over the life of the related loan.

         Allowances for credit losses have been established by provisions charged to income and decreased by loans charged off (net of recoveries). These Allowances represent amounts which, in management's judgment, are adequate to absorb possible losses on loans that may become uncollectible based on such factors as the Bank's past loan loss experience, changes in the nature and volume of the loan portfolio, current and prospective economic conditions that may affect the borrowers' ability to pay, overall portfolio quality, and review of specific problem loans. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY
          OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------

         Loans Receivable (continued)

         Effective January 1, 1996, the Bank implemented the provisions of SFAS No. 122, "Accounting for Mortgage Servicing Rights an Amendment to SFAS 65" (SFAS No. 122). This statement requires recognition as a separate asset of the value of the rights to service mortgage loans (MSR's) for others, however those servicing rights are acquired, and assessment for impairment based on fair value. Capitalized MSR's are amortized to Non-interest income in proportion to estimated mortgage service fee revenues. Any impairment adjustments are reflected through a valuation allowance recognized by a charge or credit to Non-interest income. The effect on the accompanying Consolidated Financial Statements of adopting this statement was not significant.

         Bank premises and equipment are stated at cost, less accumulated depreciation and amortization. The Bank uses primarily accelerated methods of calculating depreciation. Leasehold improvements are amortized over the shorter of the estimated service lives or the terms of the leases. Bank premises are depreciated over a period of between 30 and 40 years; furniture and equipment are depreciated over a period of between 1 and 20 years. For income tax purposes, the Bank uses the appropriate depreciation provisions of the Internal Revenue Code.

         Foreclosed assets include real estate properties acquired through foreclosure proceedings or deeds accepted in lieu of foreclosure. These properties are initially recorded at the lower of the carrying value of the related loans or the estimated fair value of the real estate acquired, with any excess of the loan balance over the estimated fair value of the property charged to the Allowance for credit losses. Subsequent changes in the net realizable values are reflected by charges or credits to the Allowance for estimated losses on foreclosed assets. Costs relating to the subsequent development or improvement of a property are capitalized when value is increased. All other holding costs and expenses, net of rental income, if any, are expensed as incurred.

                      DS BANCOR, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 AND 1995


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY
          OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------


         Core Deposit Intangible. In connection with the Burritt transaction (Note 13), the core deposit intangible is being amortized on a straight line basis over seven years.

         Income Taxes. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences, which are differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

         Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Provisions for income taxes are computed based on all taxable revenue and deductible expense items included in the accompanying Consolidated Statements of Earnings regardless of the period in which such items are recognized for income tax filing purposes. The Company and its subsidiaries file consolidated Federal and combined Connecticut income tax returns.

         Primary and fully diluted earnings per share are based on the weighted average number of common shares outstanding during the period and additional common shares assumed to be outstanding to reflect the dilutive effect of common stock equivalents. Stock options and their equivalents are included in earnings per share computations using the treasury stock method, which assumes that the options are exercised at the beginning of the period. Proceeds from such exercise are assumed to be used to repurchase common stock. The difference between the number of common shares assumed to have been issued from the exercise of options and the number of common shares assumed to have been purchased are added to the weighted average number of common shares outstanding.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY
          OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------

         Employee   retirement   benefits  and  related   deferred   assets  and
         liabilities are accounted for in accordance with SFAS No. 87, "Employers' Accounting for Pensions" and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." Pension expense and postretirement health care expense are based on actuarial computations of current and future benefits for employees and retirees.

         Stock Options. The Company accounts for stock options in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Accordingly, no compensation cost is recognized at the time options are granted. Pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), stock-based compensation awards granted in 1995 and 1996 that continue to be accounted for under APB 25 require pro forma disclosures of net income and earnings per share as if the fair value based method of accounting under SFAS No. 123 had been applied (Note
         11).

         Financial instruments include substantially all of the Bank's financial assets and liabilities, and certain off-balance-sheet rights and/or obligations. Such items generally reflect cash and cash equivalents and contractual rights or obligations to receive cash or other financial instruments, respectively.

         Derivative financial instruments are financial instruments used to construct a transaction that is derived from and reflects the underlying value of assets, other instruments or various indices. The primary purpose of derivative financial instruments is to transfer price risk associated with the fluctuations in asset values rather than borrow or lend funds. Such items include forward contracts, interest rate swap contracts, options and futures, and other financial instruments with similar characteristics, which include the Bank's off-balance-sheet financial instruments. All derivative financial instruments held or issued by the Bank are held or issued for purposes other than trading.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY
          OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------

         Financial Instruments (continued)

         In accordance with SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Concentrations of Credit Risk," SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," and SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments," the Company is required to disclose information about financial instruments with off-balance-sheet market or credit risk and concentrations of credit risk associated with its financial instruments, (Notes 15 and 16), fair values of its financial instruments (Note 16), and information about its derivative financial instruments (Note 16), respectively.

         Reclassification. Certain reclassifications have been made to the accompanying 1995 and 1994 Consolidated Financial Statements to conform to the 1996 presentation.

NOTE 2 - SECURITIES
-------------------

         Securities  have  been  classified  in  the  accompanying  Consolidated
         Statements of Position according to management's intent. Carrying amounts and approximate fair values of Securities were as follows:

                                                                  December 31, 1996
                                                  ---------------------------------------------
                                                              Gross Unrealized Holding
                                                  Amortized   ------------------------   Fair
                                                     Cost       Gains       Losses       Value
                                                   --------    --------    --------    --------
                                                               (Amounts in thousands)
               Available-for-Sale
               U.S. Government and
                Agency Obligations                 $  9,700    $      9    $     71    $  9,638
               Mortgage-Backed Securities           204,930       1,964       2,536     204,358
               Other Bonds and Notes                  2,167          --           2       2,165
                                                   --------    --------    --------    --------

                  Total Debt Securities             216,797       1,973       2,609     216,161

               Marketable Equities                   16,662         181          41      16,802
                                                   --------    --------    --------    --------

               Total                               $233,459    $  2,154    $  2,650    $232,963
                                                   ========    ========    ========    ========

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995



NOTE 2 - SECURITIES (continued)
-------------------------------

                                                         December 31, 1996
                                           ----------------------------------------------
                                                      Gross Unrealized Holding
                                           Amortized  ------------------------   Fair
                                              Cost         Gains     Losses        Value
                                            -------      -------    -------        -----
                                                          (Amounts in thousands)
         Held-to-Maturity
         Mortgage-Backed Securities         $60,528      $    28    $ 1,406       $59,150
                                            -------      -------    -------       -------

            Total Debt Securities            60,528           28      1,406        59,150

         Money Market
          Preferred Stock                     8,000           --         --         8,000
                                            -------      -------    -------       -------

         Total                              $68,528      $    28    $ 1,406       $67,150
                                            =======      =======    =======       =======

                                                            December 31, 1995
                                            ---------------------------------------------
                                                         Gross Unrealized Holding
                                             Amortized   ------------------------   Fair
                                               Cost        Gains      Losses       Value
                                                         (Amounts in thousands)
         Trading
         Marketable Equities                 $  1,148    $     23    $     --    $  1,171
                                             ========    ========    ========    ========

         Available-for-Sale

         U.S. Government and
          Agency Obligations                 $  8,297    $    109    $     --    $  8,406
         Mortgage-Backed Securities           213,538       2,378       1,826     214,090
         Other Bonds and Notes                  4,175           3          11       4,167
                                             --------    --------    --------    --------

            Total Debt Securities             226,010       2,490       1,837     226,663

         Marketable Equities                   13,329         307         294      13,342
         Mutual Funds                           1,070          61          --       1,131
                                             --------    --------    --------    --------

         Total                               $240,409    $  2,858    $  2,131    $241,136
                                             ========    ========    ========    ========


                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 2 - SECURITIES (continued)
-------------------------------

                                                            December 31, 1995
                                            ---------------------------------------------
                                                        Gross Unrealized Holding
                                            Amortized   ------------------------   Fair
                                               Cost        Gains      Losses       Value
                                              -------    -------    -------    -------
                                                      (Amounts in thousands)
         Held-to-Maturity
         U.S. Government and
          Agency Obligations                  $ 2,000    $    --    $    --    $ 2,000
         Mortgage-Backed Securities            70,881         62        549     70,394
                                              -------    -------    -------    -------

            Total Debt Securities              72,881         62        549     72,394

         Money Market Preferred Stock           5,000         --         --      5,000
                                              -------    -------    -------    -------

         Total                                $77,881    $    62    $   549    $77,394
                                              =======    =======    =======    =======

         The scheduled contractual maturities of debt securities at December 31, 1996 were as follows:

                                               Available-for-Sale      Held-to-Maturity
                                             ---------------------   --------------------
                                             Amortized     Fair      Amortized     Fair
                                                Cost      Value         Cost      Value
                                             --------    --------    --------    --------
                                                            (Amounts in thousands)

         Due in One Year or Less             $  2,000    $  1,999    $     --    $     --
         Due After One Year
          Through Five Years                      167         166          --          --
         Due After Ten Years                    9,700       9,638          --          --
         Mortgage-Backed
          Securities                          204,930     204,358      60,528      59,150
                                             --------    --------    --------    --------

         Total                               $216,797    $216,161    $ 60,528    $ 59,150
                                             ========    ========    ========    ========

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 2 - SECURITIES (continued)
-------------------------------

         Proceeds from sales of securities, realized gains (losses) from sales of securities, and unrealized holding gains (losses) on securities were as follows:

                                                  For The Year Ended December 31, 1996
                                           ----------------------------------------------
                                                           Gross Realized           Net
                                           Proceeds     --------------------     (Losses)
                                          from Sales    Gains        Losses       Gains
                                           -------      -------      -------      -------
                                                         (Amounts in thousands)
         Available-for-Sale

         U.S. Government and
         Agency Obligations                $   758      $    10      $    --      $    10
         Marketable Equities                 7,039          903          163          740
         Mutual Funds                        1,327          227           --          227
                                           -------      -------      -------      -------

         Total                               9,124        1,140          163          977

         Trading

         Net Trading
          Gains Realized                    11,316          366           35          331
                                           -------      -------      -------      -------

         Total, Net                        $20,440      $ 1,506      $   198      $ 1,308
                                           =======      =======      =======      =======

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 2 - SECURITIES (continued)
-------------------------------

                                   For The Year Ended December 31, 1995
                                 -----------------------------------------
                                               Gross realized      Net
                                  Proceeds   -----------------   (Losses)
                                 from Sales    Gains   Losses      Gains
                                 ----------  -------  --------   ---------
                                          (Amounts in thousands)
         Available-for-Sale

         U.S. Government and
          Agency Obligations       $27,964      $  -   $1,223    ($1,223)
         Other Bonds and Notes      17,583         -      555       (555)
                                    ------       ---    -----      -----
                                    45,547         -    1,778     (1,778)
         Marketable Equities         7,361       720        1        719
                                    ------       ---    -----      -----

         Total                      52,908       720    1,779     (1,059)

         Trading

         Net Trading
          Gains Realized             5,946         -        -        516
         Net Trading Unrealized
          Holding Gains                  -         -        -         23
                                    ------       ---    -----        ---

         Total, Net                $58,854      $720   $1,779      ($520)
                                    ======       ===    =====        ===


                                   For The Year Ended December 31, 1994
                                 ----------------------------------------
                                               Gross Realized       Net
                                  Proceeds    ----------------   (Losses)
                                 from Sales    Gains   Losses      Gains
                                 ----------   -------  -------   ---------
                                          (Amounts in thousands)
         Available-for-Sale

         U.S. Government and
          Agency Obligations       $ 4,020      $ 20    $ -        $ 20
         Other Bonds and Notes      33,929       455      3         452
                                    ------       ---     --         ---
                                    37,949       475      3         472
         Marketable Equities         1,071       208     55         153
                                    ------       ---     --         ---

         Total                      39,020       683     58         625

         Trading

         Net Trading
          Gains Realized               772         -      -          69
         Net Trading Unrealized
          Holding Losses                 -         -      -        (148)
                                    ------       ---     --         ---

         Total, Net                $39,792      $683    $58        $546
                                    ======       ===     ==         ===

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 2 - SECURITIES (continued)
-------------------------------

         At December 31, 1996, the aggregate amortized cost of securities pledged as collateral against public funds and treasury tax and loan deposits was approximately $4.0 million, which approximated fair value.

         The aggregate amortized cost and fair value of securities issued by a single issuer, excluding obligations of the U.S. Government and its agencies, which exceeded 10% of Stockholders' Equity at December 31 were as follows:

                                                 Amortized     Fair
                                                    Cost       Value
                                                   ------      ------
                                                (Amounts in thousands)
         1996

         CWBS Inc.                                $12,515     $12,657
         Greenwich Capital Acceptance Inc.         11,236      11,424
         Salomon Brothers
          Mortgage Securities VII, Inc.            10,250      10,395
                                                   ------      ------

         Total                                    $34,001     $34,476
                                                   ======      ======

         1995

         CWBS Inc.                                $12,696     $12,856
         Greenwich Capital Acceptance Inc.         14,311      14,739
         Salomon Brothers
          Mortgage Securities VII, Inc.            16,507      16,713
                                                   ------      ------

         Total                                    $43,514     $44,308
                                                   ======      ======

         The Financial Accounting Standards Board issued a "Special Report" in November 1995, "A Guide to Implementation of SFAS No. 115" (Note 1). This guide provided additional guidance as to the criteria for the financial statement classifications prescribed in SFAS No. 115. As a result of this additional guidance, the Bank could reassess the appropriateness of the classification of all its securities held and, accordingly, in December 1995, reclassified securities Held-to-maturity with an aggregate amortized cost of approximately $20.4 million, which approximated fair value, to the classification of Available-for-sale.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995



NOTE 3 - LOANS RECEIVABLE AND LOANS HELD-FOR-SALE
-------------------------------------------------

         The   components  of  Loans   receivable,   net  in  the   accompanying
         Consolidated Statements of Position were as follows:

                                                December 31,
                                              1996        1995
                                             -------     -------
                                           (Amounts in thousands)
         Mortgage
            Residential Real Estate         $650,887    $695,419
            Commercial Real Estate            38,946      31,234
            Multi-Family Real Estate          12,848      11,237
            Residential Construction           4,814       3,518
                                             -------     -------

                                             707,495     741,408
                                             -------     -------
         Consumer
            Home Equity Lines of Credit       97,851      78,523
            Home Equity Installment           23,186      21,735
            Collateral                         3,114       3,330
            All Other                         13,174      21,492
                                             -------     -------

                                             137,325     125,080
                                             -------     -------
         Commercial
            Commercial                        16,989      15,463
            Real Estate Development            7,770       3,603
                                             -------     -------

                                              24,759      19,066
                                             -------     -------
                                             869,579     885,554

         Net Deferred Loan Fees,
          Premiums and Discounts              (2,503)     (3,309)

         Allowance for Credit Losses          (8,154)     (6,906)
                                             -------     -------

                                             858,922     875,339

         Residential Real Estate
          Loans Held-for-Sale                   (228)     (2,035)
                                             -------     -------

         Loans Receivable, Net              $858,694    $873,304
                                             =======     =======

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 3 - LOANS RECEIVABLE AND LOANS HELD-FOR-SALE (continued)
-------------------------------------------------------------

         Loans are summarized between fixed and adjustable rates as follows:

                                                December 31,
                                              1996       1995
                                           (Amounts in thousands)

         Fixed Rate                         $225,060   $224,741
         Adjustable Rate                     644,519    660,813
                                             -------    -------

         Total                              $869,579   $885,554
                                             =======    =======

         The Bank has sold certain mortgage loans and retained the related servicing rights (Note 20). The principal balances of loans serviced for others, which are not included in the accompanying Consolidated Statements of Position, were approximately $146.9 million and $147.1 million at December 31, 1996 and 1995, respectively.

         SFAS Nos. 114/118 (Note 1) applies to loans that are individually evaluated for impairment in accordance with the Bank's ongoing loan review procedures. The Bank's recorded investment in impaired loans and related Allowance for credit losses measured under SFAS Nos. 114/118 approximated $18.2 million and $1.9 million at December 31, 1996 and $13.8 million and $1.6 million at December 31, 1995, respectively. Such impaired loans included approximately $15.6 million in mortgage loans, $1.6 million in consumer loans and $1.0 million in commercial loans at December 31, 1996 and $11.1 million in mortgage loans, $1.5 million in consumer loans and $1.2 million in commercial loans at December 31, 1995. The average recorded investment in impaired loans during the years ended December 31, 1996 and 1995 was approximately $15.8 and $14.6 million, respectively. During the years ended December 31, 1996 and 1995, amounts recognized as interest income on impaired loans were not significant. At December 31, 1996, the Bank had no commitments outstanding to lend additional funds to debtors whose loans were impaired.

         At December 31, 1996, the Company's mortgage servicing rights aggregated approximately $464,000, which approximated fair value, including approximately $200,000 capitalized during the year ended December 31, 1996 under SFAS No. 122 (Note 1).

                      DS BANCOR, INC. AND SUBSIDIARIES


                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 AND 1995



NOTE 3 - LOANS RECEIVABLE AND LOANS HELD-FOR-SALE (continued)
-------------------------------------------------------------

         Activity in the Allowances for credit losses for each of the three years in the period ended December 31, 1996 was as follows:

                                     Mortgage  Consumer  Commercial  Total
                                     --------  --------  ----------  -------
                                              (Amounts in thousands)

         Balance - January 1, 1994    $4,605    $1,193     $1,181    $6,979

         Provision for Credit Losses   1,675       600         50     2,325
         Loans Charged Off            (1,848)     (573)      (195)   (2,616)
         Recoveries of Loans
          Previously Charged Off          63        46          6       115
                                       -----     -----      -----     -----

         Balance - December 31, 1994   4,495     1,266      1,042     6,803

         Provision for Credit Losses   1,725       800          -     2,525
         Loans Charged Off            (2,306)     (399)       (78)   (2,783)
         Recoveries of Loans
          Previously Charged Off         269        84          8       361
                                       -----     -----      -----     -----

         Balance - December 31, 1995   4,183     1,751        972     6,906

         Provision for Credit Losses   1,400     3,450          -     4,850
         Loans Charged Off            (1,323)   (2,741)      (157)   (4,221)
         Recoveries of Loans
          Previously Charged Off         248       149        222       619
                                       -----     -----      -----     -----

         Balance - December 31, 1996  $4,508    $2,609     $1,037    $8,154
                                       =====     =====      =====     =====

         In connection with the Burritt transaction (Note 13), the Bank purchased loans at a discount of approximately $10.4 million, which was added to the Bank's Allowance for credit losses as of December 31, 1992. During 1993, the Bank completed a valuation analysis of these loans and allocated approximately $6.0 million from these amounts to a purchased loan discount, which is being accreted to interest income over the remaining terms of the acquired loans. At December 31, 1996 and 1995, the Allowance for credit losses, which totaled approximately $8.2 million and $6.9 million, respectively, included approximately $764,000 and $1.2 million, respectively, allocated to the loans acquired in the Burritt transaction.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 4 - FORECLOSED ASSETS
--------------------------

         Foreclosed assets consisted of the following:

                                                        December 31,
                                                      1996      1995
                                                      -----     -----
                                                  (Amounts in thousands)

         One-to-Four Family Residential              $1,637    $1,384
         Multi-Family                                   139         -
         Commercial Real Estate                         125        10
         Land                                         1,623     2,548
                                                      -----     -----
                                                      3,524     3,942
         Allowance for Estimated Losses                 (22)     (230)
                                                      -----     -----

         Foreclosed Assets, Net                      $3,502    $3,712
                                                      =====     =====

         Activity in the Allowance for estimated losses on Foreclosed assets was as follows:

                                          For The Years Ended December 31,
                                          --------------------------------
                                           1996       1995       1994
                                           ----       ----       ----
                                             (Amounts in thousands)

         Balance at January 1              $230      $  439     $1,040

         Provision Charged to Expense       750       1,500      2,235
         Net Losses Charged
          to the Allowance                 (958)     (1,709)    (2,836)
                                            ---       -----      -----

         Balance at December 31             $22        $230       $439
                                             ==         ===        ===

         Losses and expenses related to Foreclosed assets are summarized as follows:

                                          For The Years Ended December 31,
                                          --------------------------------
                                           1996       1995       1994
                                           ----       ----       ----
                                             (Amounts in thousands)

         Provision Charged to Expense     $  750     $1,500     $2,235
         Gain on Sales                      (299)      (120)       (93)
         Holding Costs and Expenses          897        532      1,005
         Rental Income                       (32)      (136)      (243)
                                           -----      -----      -----

         Foreclosed Asset Expense, Net    $1,316     $1,776     $2,904
                                           =====      =====      =====

                      DS BANCOR, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 AND 1995


NOTE 5 - BANK PREMISES AND EQUIPMENT
------------------------------------

         Bank premises and equipment were comprised of the following:

                                                       December 31,
                                                  -----------------------
                                                     1996       1995
                                                     ----       ----
                                                  (Amounts in thousands)

         Buildings and Land                        $ 7,795    $ 7,381
         Leasehold Improvements                        832        870
         Furniture and Equipment                     6,826      6,077
                                                    ------     ------
                                                    15,453     14,328
         Accumulated Depreciation
          and Amortization                           8,663      7,824
                                                    ------     ------

         Bank Premises and Equipment, Net           $6,790     $6,504
                                                     =====      =====

         Depreciation   and  amortization   included  in  Non-interest   expense
         aggregated approximately $894,000, $1.1 million, and $806,900 for the years ended December 31, 1996, 1995 and 1994, respectively.

         Rent expense for banking premises of approximately $736,800, $705,400, and $847,100 is included in Occupancy expense in the accompanying Consolidated Statements of Earnings for the years ended December 31, 1996, 1995 and 1994, respectively.

         Future minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more consist of the following at December 31, 1996 (amounts in thousands):

                  Years Ending December 31,               Amount
                  -------------------------               ------
                        1997                              $  626
                        1998                                 456
                        1999                                 300
                        2000                                 128
                        2001                                  35
                        Thereafter                            73
                                                           -----

                        Total Future Minimum
                         Lease Payments                   $1,618
                                                           =====

         These leases include options to renew for periods ranging from 5 to 22 years.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 AND 1995


NOTE 6 - DEPOSITS
-----------------

         Deposits were comprised of the following:

                                                December 31,
                              --------------------------------------------------
                                       1996                      1995
                              ------------------------  ------------------------
                                         (Dollar amounts in thousands)
                                Rates %      Amount       Rates %      Amount
                                -------      ------       -------      ------
         Demand                            $   40,413                $   35,999
         NOW                  1.75-2.00(a)     43,821   1.75-2.00(a)     47,460
         Regular and
          Club Savings             2.00       103,053        2.00       185,610
         Money Market
          Deposit Accounts    1.75-3.75(a)    177,757        5.57(b)    209,265
         Time Accounts             5.43(b)    638,581        5.66(b)    579,811
                                            ---------                 ---------

         Total Deposits                    $1,003,625                $1,058,145
                                            =========                 =========

         (a) Ranges indicate tiers
         (b) Weighted average stated rate

         Time accounts at December 31, 1996 mature as follows:

                                    Weighted Average
             Year of Maturity         Stated Rate           Amount
             ----------------       ----------------       --------
                                     (Dollar amounts in thousands)

                   1997                   5.36%            $515,785
                   1998                   5.46%              53,308
                   1999                   5.69%              27,160
                   2000                   6.35%              34,307
                   2001                   5.46%               8,021
                                                            -------

                   Total                  5.43%            $638,581
                                                            =======

         Time deposit accounts of $100,000 or more approximated $52.4 million at December 31, 1996. Of that amount, approximately $30.5 million mature in six months or less, $11.1 million mature after six months to one year, and $10.8 million mature after one year.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 6 - DEPOSITS (continued)
-----------------------------

         Interest expense on deposits is summarized as follows:

                                       For The Years Ended December 31,
                                       --------------------------------
                                         1996       1995       1994
                                         ----       ----       ----
                                            (Amounts in thousands)

         NOW                           $   873    $   901    $   931
         Regular and Club Savings        3,707      3,937      4,488
         Money Market Deposits           5,896     11,320      7,979
         Time Accounts                  34,549     30,058     22,530
         Escrow                            204        192        174
                                        ------     ------     ------

         Total Interest Expense
          on Deposits                  $45,229    $46,408    $36,102
                                        ======     ======     ======


NOTE 7 - BORROWED FUNDS
-----------------------

         Terms of the Advances from the Federal Home Loan Bank of Boston (FHLBB) were as follows:

                                              December 31,
          Maturity/      -------------------------------------------------------
         Reprice Date                1996                        1995
         -------------   -----------------------      --------------------------
                                       (Dollar amounts in thousands)

                                    Weighted Average           Weighted Average
                           Balance   Interest Rate    Balance   Interest Rate

         1996             $      -         -  %       $ 1,011         -  %
         1996                    -         -              301        6.4
         1996                    -         -           71,654        5.45
         1997                  955         -                -         -
         1997                7,531        7.32              -         -
         1997               89,190        5.46         19,190        5.55
         1998                1,600        5.48          1,600        5.48
         1999                2,200        8.60          2,200        8.60
         2000                  920        9.16            920        9.16
                           -------                     ------

         Total Advances
          from the FHLBB  $102,396                    $96,876
                           =======                     ======

         The Bank has a cash management line of credit from the FHLBB in the amount of $20.0 million at December 31, 1996. At December 31, 1996 and 1995, the Bank had advances on the cash management line of credit of approximately $7.5 million and $301,000, respectively, and book overdrafts of approximately $955,200 and $1.0 million, respectively, which are included in Advances from the FHLBB in the accompanying Consolidated Statements of Position.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 7 - BORROWED FUNDS (continued)
-----------------------------------

         The Company had a $3.0 million line of credit (Note 18), which was paid off in June 1994.

         The Bank had borrowings from Securities Sold under Agreements to Repurchase (Repurchase agreements) during the year ended December 31, 1995. There were no Repurchase agreements during the year ended December 31, 1996 and none at December 31, 1996 or 1995. The approximate average daily balance, maximum month-end balance and weighted average interest rate for Repurchase agreements for the year ended December 31, 1995 were $12.2 million, $36.3 million and 5.96%, respectively.

         Interest expense on borrowed funds is summarized as follows:

                                      For The Years Ended December 31,
                                      --------------------------------
                                      1996         1995         1994
                                      ----         ----         ----
                                           (Amounts in thousands)
         FHLBB                       $6,136       $4,579       $6,767
         Line of Credit                   -            -           43
         Repurchase Agreements            -          729            -
                                      -----        -----        -----

         Total Interest Expense
          on Borrowed Funds          $6,136       $5,308       $6,810
                                      =====        =====        =====

         Stock of the FHLBB, mortgage loans and mortgage-backed securities with fair values, as determined in accordance with FHLBB's collateral pledge agreement, at least equal to the outstanding advances and any unused lines of credit were pledged against outstanding advances from the FHLBB at December 31, 1996 and 1995.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 8 - BENEFIT PLANS
----------------------

         A. Retirement Plan. The Bank sponsors a defined benefit pension plan which is noncontributory and covers all full-time employees who meet certain age and length of service requirements. Benefits are based on years of service and the employee's highest compensation during any consecutive five year period during the last ten years before normal retirement. The Bank's funding policy is to contribute annually amounts at least equal to minimum required contributions under the Employee Retirement Income Security Act of 1974 (ERISA). Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

         The following table sets forth the plan's funded status and amounts recognized in the Consolidated Statements of Position:

                                                         December 31,
                                                    ----------------------
                                                       1996        1995
                                                       ----        ----
                                                    (Amounts in thousands)
         Actuarial Present Value
          of Benefit Obligations:

         Accumulated Benefit Obligation - Vested     ($4,794)    ($4,543)
         Accumulated Benefit Obligation - Nonvested     (157)       (120)
                                                       -----       -----

            Total Accumulated Benefit Obligation      (4,951)     (4,663)

         Effect of Projected Future
          Compensation Levels                         (1,302)     (1,964)
                                                       -----       -----

         Projected Benefit Obligation (PBO) for
          Service Rendered to Date                    (6,253)     (6,627)
         Plan Assets, at Fair Value *                  5,472       4,801
                                                       -----       -----

         PBO in Excess of Plan Assets                   (781)     (1,826)

         Unrecognized Net Asset Existing
          at January 1, 1987 Being Recognized Over
          Approximately 18 Years                         (74)        (84)

         Unrecognized Net Loss Resulting from Past
          Experience Different from that Assumed,
          and Effects of Changes in Assumptions          762       1,785
                                                         ---       -----

         Accrued Pension Cost Included
          in Other Liabilities                          ($93)      ($125)
                                                        =====      ======

          * The plan's assets are allocated among equity securities and various short and intermediate term bond funds.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 8 - BENEFIT PLANS (continued)
----------------------------------

         A. Retirement Plan (continued)

         The components of the net pension expense reflected in Employee benefits expense were as follows:

                                        For The Years Ended December 31,
                                        --------------------------------
                                          1996       1995       1994
                                          ----       ----       ----
                                            (Amounts in thousands)

         Service Cost-Benefits Earned
          During the Period               $466       $347       $400
         Interest Cost on Projected
          Benefit Obligation               422        381        305
         Actual Return on Plan Assets     (388)      (637)        67
         Net Amortization and Deferral     (20)       229       (466)
                                           ---        ---        ---

         Net Pension Expense              $480       $320       $306
                                           ===        ===        ===



         Assumptions used in the accounting were:

                                        For The Years Ended December 31,
                                        --------------------------------
                                           1996       1995       1994
                                           ----       ----       ----

         Discount/Settlement Rates         7.5%       7.00%      7.00%
         Rates of Increase in
          Compensation Levels              5.00%      5.00%      5.00%
         Long-Term Rate of
          Return on Assets                 9.50%      9.50%      9.50%

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 8 - BENEFIT PLANS (continued)
----------------------------------

         B. Deferred Compensation Plan. The Bank has adopted deferred compensation agreements for its directors whereby directors can defer earned fees to future years with benefits commencing at retirement or pre-retirement benefits at death prior to retirement. The deferred compensation expense for the years ended December 31, 1996, 1995 and 1994 was $106,800, $115,300, and $96,100, respectively. The Bank has purchased life insurance policies, which it intends to use to fund the retirement benefits. For income tax purposes, no deduction is allowed for the insurance premium expense or deferred compensation expense, but a deduction will be allowed at the time compensation is paid to the participant. For the years ended December 31, 1996, 1995 and 1994, the Bank had no insurance premium expenses inasmuch as policy loans were utilized to fund premiums due.

         In September 1995, both the Bank and the Company adopted a deferred compensation plan for non-employee directors. Under the plan, non-employee directors may elect to defer the payment of all or any portion of their Board or Committee fees, with deferred amounts to be payable commencing upon the director's death, disability or termination of service for reason other than death or disability. Deferred amounts bear interest at a rate equal to the one year U.S. Treasury rate, plus 50 basis points, adjusted monthly.

         C. Thrift Plan. The Bank has established a defined contribution thrift plan (Thrift Plan) covering eligible employees. Full-time employees are eligible to participate in the Thrift Plan upon completion of six months of service. Eligible employees participating in the Thrift Plan may contribute between one percent and ten percent of their pre-tax annual compensation. If an employee contributes the maximum ten percent of annual compensation, the employee may also contribute an additional ten percent of post-tax annual compensation. The Bank contributes $.50 out to the Thrift Plan for each $1.00 contributed by participants up to three percent of each participant's compensation. The Bank's expense during the years ended December 31, 1996, 1995 and 1994 was approximately $102,000, $91,700, and $85,800, respectively.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 8 - BENEFIT PLANS (continued)
----------------------------------

         D. Postretirement Benefits Other Than Pensions. The Bank provides certain health care and life insurance benefits for retired employees. Substantially all of the Bank's employees become eligible if they reach normal retirement age while still working for the Bank. These benefits are provided through an insurance company whose premiums are based on the benefits paid during the year. The premiums paid by the Bank are based on the retiree's length of service with the Bank.

         The following table sets forth the accumulated postretirement benefit obligation (APBO) reconciled to the accrued post-retirement benefit cost included in the accompanying Consolidated Statements of Position:

                                                     December 31,
                                               -----------------------
                                                  1996       1995
                                                  ----       ----
                                               (Amounts in thousands)
         Accumulated Postretirement
          Benefit Obligation:

         Retirees                                $ (483)    $ (518)
         Fully Eligible Active
          Plan Participants                        (212)      (213)
         Other Active Plan Participants          (2,125)    (1,973)
                                                  -----      -----

            Total APBO                           (2,820)    (2,704)

         Unrecognized Transition Obligation       1,707      1,812
         Unrecognized Net Gain Resulting from
          Past Experience Different from that
          Assumed, and Effects of Changes
          in Assumptions                         (1,017)      (780)
                                                  -----      -----

         Accrued Postretirement Benefit Cost
          Included in Other Liabilities         ($2,130)   ($1,672)
                                                =======    =======

         The APBO includes approximately $2.2 million and $2.1 million at December 31, 1996 and December 31, 1995, respectively, attributable to the Company's postretirement health care plan.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 8 - BENEFIT PLANS (continued)
----------------------------------

         D. Postretirement Benefits Other Than Pensions (continued)

         Net periodic  postretirement benefit cost included in Employee benefits
         expense  in  the  accompanying   Consolidated  Statements  of  Earnings
         included the following components:

                                          For The Years Ended December 31,
                                          --------------------------------
                                               1996    1995    1994
                                               ----    ----    ----
                                              (Amounts in thousands)
          Service Cost-Benefits
           Attributable to Service
           During the Period                   $224    $212    $280
          Interest Cost on APBO                 188     187     168
          Amortization                           78      68     102
                                                ---     ---     ---

          Net Periodic Postretirement
           Benefit Cost                        $490    $467    $550
                                                ===     ===     ===

         For measurement purposes, a 13.0% annual rate of increase in the per capita cost of covered health care benefits was assumed in 1996. The rate was assumed to decrease gradually to 4.0% in year 11 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1% in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996 by approximately $290,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit expense for the year then ended by approximately $81,000.

         The weighted-average discount rates used in determining the accumulated postretirement benefit obligation were 7.5%, 7.0%, and 8.5% in 1996, 1995 and 1994, respectively.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 9 - INCOME TAXES
---------------------

         The components of federal and state income tax provisions consisted of the following:

                                      For The Years Ended December 31,
                                      --------------------------------
                                       1996         1995         1994
                                       ----         ----         ----
                                           (Amounts in thousands)
         Current Income
          Tax Provision
            Federal                   $4,846       $3,872       $3,102
            State                      1,665        1,419        1,158
                                       -----        -----        -----

               Total Current
                Income Tax Provision   6,511        5,291        4,260
                                       -----        -----        -----

         Deferred Income
          Tax Benefit
            Federal                     (487)        (214)        (246)
            State                        (96)         (57)         (94)
                                       -----        -----        -----

               Total Deferred
                Income Tax Benefit      (583)        (271)        (340)
                                       -----        -----        -----

         Provision for Income
          Taxes, Net                  $5,928       $5,020       $3,920
                                       =====        =====        =====

         The Company's effective income tax rate differed from the Federal statutory tax rate as follows:

                                   For The Years Ended December 31,
                                   --------------------------------
                                1996            1995            1994
                                ----            ----            ----
                                     (Dollar amounts in thousands)

                            Amount     %    Amount     %    Amount     %
                            ------   ----   ------   ----   ------   ----

         Tax at Statutory
          Federal Rate      $5,034   34.0   $4,296   34.0   $3,274   34.0
         State Tax*          1,036    7.0      899    7.1      703    7.3
         Dividend Income
          Exclusion           (308)  (2.1)    (150)  (1.2)     (67)  (0.7)
         Other                 166    1.1      (25)  (0.2)      10    0.1
                             -----   ----    -----   ----    -----   ----

         Effective Rate
          on Operations     $5,928   40.0   $5,020   39.7   $3,920   40.7
                             =====   ====    =====   ====    =====   ====

         *    Net of Federal tax benefit

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 9 - INCOME TAXES (continued)
---------------------------------

         The components of the net deferred income tax asset are as follows:

                                                 December 31,
                                                 ------------
                                               1996      1995
                                               ----      ----
                                            (Amounts in thousands)
         Deferred Income Tax Liability
            Federal                           $  728    $  677
            State                                252       253
                                               -----     -----

                                                 980       930
                                               -----     -----
         Deferred Income Tax Asset
            Federal                            3,985     3,077
            State                              1,375     1,146
                                               -----     -----

                                               5,360     4,223
                                               -----     -----
         Net Deferred Income Tax Asset        $4,380    $3,293
                                               =====     =====

         The tax effects of each item of income and expense and net unrealized (losses) gains on securities Available-for-sale that give rise to deferred income taxes are as follows:

                                                    December 31,
                                                    ------------
                                                  1996      1995
                                                  ----      ----
                                               (Amounts in thousands)
         Allowances for Losses                   $2,726    $2,141
         Depreciation                              (194)     (122)
         Deferred Loan Fees                        (478)     (185)
         Deferred Compensation                      249       244
         Loan Expense                               347       311
         Employee Benefits                          908       745
         Trading Gains                                -       (10)
         Intangible Asset                           619       470
                                                  -----     -----
                                                  4,177     3,594
         Unrealized Losses (Gains)                  203      (301)
                                                  -----     -----

         Net Deferred Income Tax Asset           $4,380    $3,293
                                                  =====     =====

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 9 - INCOME TAXES (continued)
---------------------------------

         A summary of the change in the net deferred income tax asset is as follows:

                                          For The Years Ended December 31,
                                          --------------------------------
                                            1996       1995       1994
                                            ----       ----       ----
                                              (Amounts in thousands)

         Net Deferred Income Tax
          Asset - Beginning                $3,293     $7,293     $2,055
         Deferred Income Tax Provision:
         -----------------------------
            Income and Expense                583        271        340
            Unrealized Losses (Gains)         504     (4,271)     4,898
                                            -----      -----      -----

         Net Deferred
          Income Tax Asset - Ending        $4,380     $3,293     $7,293
                                            =====      =====      =====

         The Company has reflected a net deferred income tax asset of approximately $4.4 million. Realization is dependent on various factors and is not assured. However, management is of the opinion that it is more likely than not that all of the net deferred tax asset will be realized.

         Deductions from taxable income in prior years have been claimed as loan loss provisions for qualifying (real estate) loans in accordance with the Internal Revenue Code. Retained earnings includes a tax reserve for qualifying loans. If the reserve is used for any purpose other than to absorb losses on loans, an income tax liability could be incurred. Management does not anticipate that this reserve will be made available for any other purposes. In accordance with generally accepted accounting principles, no deferred income taxes have been provided for this temporary difference.

         In August 1996, Congress amended the Internal Revenue Code retroactively to January 1, 1996, relative to existing tax bad debt reserves of savings banks as well as to allowable methods of taking future tax bad debt deductions. The amendment requires savings banks with "excess tax bad debt reserves", as defined, to recapture such excess into taxable income ratably over the next six to eight years beginning in 1996. In addition, future tax bad debt deductions will be based solely on loan charge-offs.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE  9 - INCOME TAXES (continued)
----------------------------------

         Based on the Bank's tax returns as filed for the year ended December 31, 1995, the Bank has excess tax bad debt reserves approximating $750,000, which are subject to recapture into taxable income in accordance with the change in the law.


NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES
------------------------------------------------

         The accompanying Consolidated Financial Statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest-rate risk and liquidity risk. These commitments and contingent liabilities are described in Note 16.

         The Company is party to litigation and claims arising from the normal course of business. After consultation with legal counsel, management is of the opinion that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial position.


NOTE 11 - STOCK OPTIONS
-----------------------

         At December 31, 1996, 135,334 shares of common stock, adjusted to reflect any stock dividends, were reserved under the Company's stock option plans. The Company accounts for its stock options under APB 25 (Note 1). Accordingly, at the time options are granted no accounting entry is made; however, when options are exercised, proceeds are credited to Common stock for the par value of shares purchased and the excess of the option price over the par value of shares issued is credited to Additional paid-in capital. The exercise price of options granted has approximated the fair market value of the shares on the dates granted.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 11 - STOCK OPTIONS (continued)
-----------------------------------

         Additionally, stock appreciation rights (SARS) have been granted in tandem with stock options under the Company's 1985 Stock Option Plan. In accordance with generally accepted accounting principles, compensation accruals are required for SARS when the market value exceeds the option exercise price. However, compensation expense should be measured according to the terms the Company's SARS holders are most likely to elect based upon the facts available each period. Accordingly, no expense accruals were made for the years ended December 31, 1996, 1995 and 1994 inasmuch as management did not anticipate exercise of significant SARS at those times.

         The following table and the data below summarizes the shares subject to option under the plan which have been adjusted to reflect stock dividends declared:

                                      For The Years Ended December 31,
                                      --------------------------------
                                              1996         1995
                                              ----         ----
         Outstanding at
          Beginning of Period                351,140      237,918
         Granted                              50,520      135,918
         Exercised
            For Stock                       (320,246)      (3,062)
            For SARS                          (1,102)     (19,634)
                                             -------      -------
                                            (321,348)     (22,696)
                                             -------      -------

         Outstanding at End of Period         80,312      351,140
                                             =======      =======

         As of December 31, 1996, 80,312 options were exercisable at prices ranging from $9.05 to $29.88.

         Through December 31, 1996, 471,962 options have been exercised and 45,590 options, adjusted to reflect subsequent stock dividends, have been canceled. Options available for grant were 55,022.

         During the years ended December 31, 1996, 1995 and 1994, 1,102, 19,634 and 8,429 SARS were exercised, respectively, which resulted in payments to employees aggregating $18,800, $177,900 and $121,700, respectively. These amounts are included in Salaries and wages in the accompanying Consolidated Statements of Earnings for the respective years then ended.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 11 - STOCK OPTIONS (continued)
-----------------------------------

         In accordance with SFAS No. 123 (Note 1), the Company has elected to continue accounting for its stock options under APB 25. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards granted during the years ended December 31, 1996 and 1995 under those plans consistent with the method under SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts as follows:

                                        For The Years Ended December 31,
                                        --------------------------------
                                                1996         1995
                                                ----         ----
                                         (Dollar amounts in thousands,
                                             except per share data)
         Net Income
            As Reported                        $8,879       $7,613
                                                =====        =====
            Pro Forma                          $8,457       $7,526
                                                =====        =====

         Primary Earnings Per Share
            As Reported                         $2.82        $2.46
                                                 ====         ====
            Pro Forma                           $2.69        $2.43
                                                 ====         ====

         Fully Diluted Earnings Per Share
            As Reported                         $2.80        $2.45
                                                 ====         ====
            Pro Forma                           $2.67        $2.43
                                                 ====         ====


NOTE 12 - STOCKHOLDERS' EQUITY
------------------------------

         A. Dividends. Pursuant to Connecticut law, cash dividends may be paid by the Bank to the Company out of net profits, defined as the remainder of earnings from current operations plus actual recoveries on loans and investments and other assets, after deducting all current operating expenses, actual losses, accrued dividends on preferred stock and all federal and state taxes. The total dividends declared by the Bank in any calendar year shall not exceed the total of its net profits for that year combined with its net profits for the preceding two years. In connection with the termination of the Memorandum of Understanding (the "Memorandum") with the Connecticut Commissioner of Banking and the FDIC in August 1995, the Bank's Board of Directors adopted a policy that limits the payment of cash dividends by the Bank to the Company to 10% of the Bank's net income (Note 19).

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 12 - STOCKHOLDERS' EQUITY (continued)
------------------------------------------

               A. Dividends (continued)

         During the year ended December 31, 1996, the Company declared four consecutive quarterly cash dividends on common stock of $0.06 per share, which totaled approximately $728,000 and which were paid during the year ended December 31, 1996.

         On January 16, 1997, the Company declared a cash dividend of $.06 per share, totaling approximately $191,400, to be paid on February 14, 1997 to stockholders of record on January 24, 1997.

         The Board of Directors declared 5% stock dividends on March 15, 1995 and November 10, 1995. Cash was paid in lieu of fractional shares for the November 10, 1995 dividend. For the March 15, 1995 dividend, due to the restrictions stipulated under the Memorandum regarding dividends, the Company arranged for the sale of the aggregate fractional interests and distributed the cash proceeds to the stockholders. In accordance with generally accepted accounting principles, weighted average shares outstanding, and thus earnings per share, for each of the periods have been retroactively adjusted.

         B. Stock Options Exercised. During the years ended December 31, 1996, 1995 and 1994, 321,348, 22,696, and 93,455 stock options, including
         SARS, were exercised, respectively (Note 11), resulting in increases to Additional paid-in capital of approxi-mately $8.6 million, $64,000 and $1.8 million, respectively. Included in these amounts for the years ended December 31, 1996 and 1994, are tax benefits approximating $2.4 million and $678,000, respectively.

         C. Treasury Stock. The increase in treasury stock of approximately $6.8 million during the year ended December 31, 1996 reflects the Company's acquisition of approximately 160,000 shares of common stock and relates to the Company's stock option plan, which provides that the Company's common stock may be accepted at fair value in lieu of cash upon the exercise of stock options by directors and employees.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 13 - ACQUISITION OF BURRITT INTERFINANCIAL BANCORPORATION
--------------------------------------------------------------

         On December 4, 1992, the Bank entered into an Insured Deposit Purchase and Assumption Agreement with the FDIC, pursuant to which the Bank purchased certain assets and assumed the insured deposits and certain other liabilities of Burritt Interfinancial Bancorporation (Burritt), New Britain, Connecticut in an FDIC-assisted transaction.

         In the transaction, the Bank assumed approximately $460 million of insured deposits and approximately $5.5 million of other liabilities of Burritt. The assets of Burritt acquired included, among others, loans totaling approximately $169.3 million that were purchased at a $10.4 million discount (Note 3). The Bank recorded approximately $5.0 million as a core deposit intangible, which is included in Other assets and approximated $2.1 million, net of amortization, at December 31, 1996 (Note 1).


NOTE 14 - NON-INTEREST INCOME AND NON-INTEREST EXPENSE
------------------------------------------------------

         Included in Service charges and other income were the following:

                                       For The Years Ended December 31,
                                       --------------------------------
                                      1996          1995          1994
                                      ----          ----          ----
                                           (Amounts in thousands)
         Fees on Loans               $  786        $  729        $  552
         Deposit Service Charges        887           784           814
         All Other, None Greater
          Than 1% of Income           1,219         1,192         1,087
                                      -----         -----         -----

         Total                       $2,892        $2,705        $2,453
                                      =====         =====         =====

         Included in Other Non-interest expense were the following:

                                      For The Years Ended December 31,
                                      --------------------------------
                                      1996          1995          1994
                                      ----          ----          ----
                                             (Amounts in thousands)

         Data Processing             $1,450        $1,345        $1,266
         FDIC Insurance Premium           2         1,518         2,770
         Marketing                    1,239         1,285         1,291
         Amortization of
          Intangible Assets (Note 13)   721           716           711
         All Other, None Greater
          Than 1% of Income           4,392         3,164         3,403
                                      -----         -----         -----

         Total                       $7,804        $8,028        $9,441
                                      =====         =====         =====

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 15 - SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK
--------------------------------------------------------

         The concentration of the Bank's loan portfolio by type of loan at December 31, 1996 and 1995, is set forth in Note 3. These loans include one-to-four family mortgages, construction loans and home equity loans aggregating approximately $784.5 and $802.8 million at December 31, 1996 and 1995, respectively, or approximately 91.3% and 90.7% of total loans, respectively. Approximately 83.7% and 85.6% of these loans are secured by residential real estate located in Connecticut at December 31, 1996 and 1995, respectively.

         The Bank also has loan  commitments,  including  unused lines of credit and amounts not yet advanced on construction loans, secured by Connecticut real estate. In addition, at December 31, 1996 a substantial portion of the Bank's foreclosed assets (Note 4) were located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed assets are particularly susceptible to changes in real estate market conditions in Connecticut.

         In the normal course of business, the Bank may have deposits in correspondent accounts substantially in excess of depository insurance limits. To reduce the credit risk associated with such activities, the Bank periodically reviews the financial condition of such correspondent banks.


NOTE 16 - FINANCIAL INSTRUMENTS
-------------------------------

         A. Financial Instruments with Off-Balance-Sheet Risk. The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and manage its interest rate risk. These financial instruments substantially include commitments to extend credit and commitments to sell mortgage loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recognized in the accompanying Consolidated Statements of Position. The contract or notional amounts of these instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 16 - FINANCIAL INSTRUMENTS (continued)
-------------------------------------------

         The Bank's exposure to credit loss in the event of non-performance by the counterparty for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank's exposure to market risk associated with commitments to sell residential mortgage loans relates to the possible inability of counterparties to meet contract terms or the Bank's inability to originate loans to fulfill these commitments.

         Commitments to Extend Credit. Loan commitments are agreements to lend to a customer as long as there is no violation of any condition established in the contract. These financial instruments are recorded in the financial statements when they are funded or when related fees are incurred or received. Loan commitments are subject to the same credit policies as loans and generally have fixed expiration dates or other termination clauses. Since commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of the collateral obtained is based on management's credit evaluation of the counterparty. Collateral held is primarily residential and commercial real property. Interest rates are generally variable with the exception of the unadvanced portions of construction loans, which have fixed rates of interest and generally mature within one year. The Bank also issues traditional letters of credit which commit the Bank to make payments on behalf of its customers based upon specific future events. Since many of the letters of credit are expected to expire without being drawn upon, the total letters of credit do not necessarily represent future cash requirements. Collateral is obtained based upon management's credit assessment of the customer.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 16 - FINANCIAL INSTRUMENTS (continued)
-------------------------------------------

         Commitments to Extend Credit (continued)

         The Bank's exposure to credit risk is represented by the contractual notional amount of those instruments and is summarized below:

                                                      December 31,
                                                      ------------
                                                     1996       1995
                                                     ----       ----
                                                 (Amounts in thousands)
         Loan Commitments
            Commitments to Extend Credit           $  5,734   $ 15,648
            Commitments to Purchase Loans                 -      6,151
            Unadvanced Commercial Lines of Credit    10,689     10,021
            Unadvanced Portion of
             Construction Loans                       7,158      3,751
            Unused Portion of Home
             Equity Lines of Credit                  85,173     65,458
            Other Consumer Lines of Credit                -      1,263
                                                    -------    -------

            Total                                  $108,754   $102,292
                                                    =======    =======

         Letters of Credit                           $2,469     $2,291
                                                      =====      =====

         Commitments to Sell Residential Mortgage Loans. The Bank enters into forward commitments to sell residential mortgage loans to reduce market risk associated with originating loans for sale in the secondary market. In order to fulfill a forward commitment, the Bank delivers originated loans at prices specified by the contracts. At December 31, 1996 and 1995, the Bank had no commitments to sell mortgage loans.

         B. Fair Values of Financial Instruments. Estimating the fair values of the Bank's financial instruments includes the use of information that is highly subjective. The subjective factors include, among other things, the estimated timing and amount of cash flows, risk characteristics, and credit quality and interest rates, all of which are subject to change. As a result, fair values estimated could be significantly different from amounts actually realized or paid at settlement or maturity of the financial instruments. The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 16 - FINANCIAL INSTRUMENTS (continued)
-------------------------------------------

         Cash and Short-Term Investments. For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

         Securities. Fair values for investment securities are based on quoted market prices.

         Loans Held-for-Sale and Loans Receivable. The fair values for loans are estimated using discounted cash flow analyses. Discount rates used are comprised of the risk-free rate associated with the remaining term to maturity, adjusted for risk and the expenses associated with servicing the loans. Fair values of purchased mortgages are estimated using the quoted market prices for securities collateralized by similar loans.

         FHLBB  Stock  and  Accrued  Income  Receivable.   The  carrying  amount
         approximates fair value.

         Deposits. The fair values disclosed for interest and non-interest checking, passbook savings, money market deposit accounts and mortgagors' escrow are equal to the amount payable on demand at the reporting date. The fair values of certificates of deposit are estimated using rates currently offered for deposits of similar remaining maturities.

         Advances from the FHLBB. The fair values of advances from the FHLBB are estimated using rates which approximate the rates currently being offered by the FHLBB for similar remaining maturities.

         Off-Balance-Sheet Instruments. The fair values of commitments to extend credit and unadvanced lines of credit are estimated based on interest rates and fees currently charged to enter into similar transactions, considering the remaining terms of the commitments and the creditworthiness of the potential borrowers. The fair value of commitments to sell residential mortgage loans are estimated based on secondary market prices available for commitments with similar terms.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 16 - FINANCIAL INSTRUMENTS (continued)
-------------------------------------------

         Off-Balance-Sheet Instruments (continued)

         Using the preceding assumptions, the estimated fair values of the Bank's financial instruments are as follows:

                                                 December 31,
                               -------------------------------------------------
                                       1996                     1995
                               ----------------------  ------------------------
                                          (Amounts in thousands)
                                Carrying      Fair      Carrying      Fair
                                 Amount       Value      Amount       Value
                                 ------       -----      ------       -----
         Financial Assets
            Cash and Short
             Term Investments  $   14,950  $   14,950  $   20,730  $   20,730
            Securities            301,491     300,113     320,188     319,701
            Loans Held-for-Sale       228         228       2,035       2,035
            Loans Receivable,
             Net                  858,694     885,002     873,304     885,002
            FHLBB Stock             9,793       9,793       9,793       9,793
            Accrued Income
             Receivable             7,253       7,253       7,746       7,746

         Financial Liabilities
            Deposits and
             Escrow             1,014,287   1,017,162   1,069,338   1,071,988
            Advances from FHLBB   102,396     102,614      96,876      97,471

         Off-Balance-Sheet
          Financial Instruments
            Commitments to
             Extend Credit              -           *           -           *
            Commitments to Sell
             Mortgage Loans             -           -           -           -


         * Amounts were not significant.

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 17 - RELATED PARTY TRANSACTIONS
------------------------------------

         At December 31, 1996 and 1995 loans to directors aggregated approximately $536,000 and $558,000, respectively. During the year ended December 31, 1996, no new loans were granted to directors, existing loans to new directors approximated $67,000, and repayments totaled approximately $89,000. During the years ended December 31, 1996, 1995 and 1994, payments aggregating approximately $623,000, $190,000 and $364,000, respectively, were made for legal, insurance and appraisal services to entities in which certain directors have an interest. These loans and payments were made in the ordinary course of business. The loans were granted on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.


NOTE 18 - CONDENSED FINANCIAL INFORMATION
           OF DS BANCOR, INC. (PARENT COMPANY ONLY)
----------------------------------------------------

         The condensed Statements of Position for DS Bancor, Inc. were as follows:

                                                     December 31,
                                                     ------------
                                                    1996       1995
                                                    ----       ----
                                                (Amounts in thousands)
          Assets

          Cash in Subsidiary Bank                 $ 2,080    $   812
          Investment in
           Bank Subsidiary, at Equity              88,356     79,658
          Other Assets                                  6        344
                                                   ------     ------

          Total Assets                            $90,442    $80,814
                                                   ======     ======

          Liabilities and Stockholders' Equity

          Liabilities
             Other Liabilities                    $    37    $     5
                                                   ------     ------

          Stockholders' Equity
             Common Stock                           3,689      3,368
             Additional Paid-In Capital            53,157     44,514
             Retained Earnings                     44,872     37,440
              Less: Treasury Stock, at Cost
                     (499,501 shares in 1996
                     and 339,500 shares in 1995)  (11,313)    (4,513)
                                                   ------     ------

                Total Stockholders' Equity         90,405     80,809
                                                   ------     ------
          Total Liabilities
           and Stockholders' Equity               $90,442    $80,814
                                                   ======     ======

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 18 - CONDENSED FINANCIAL INFORMATION
           OF DS BANCOR, INC. (PARENT COMPANY ONLY) (continued)
---------------------------------------------------------------

         The condensed Statements of Earnings were as follows:

                                        For The Years Ended December 31,
                                        --------------------------------
                                         1996        1995         1994
                                         ----        ----         ----
                                          (Dollar amounts in thousands,
                                             except per share data)
         Income
            Dividends from Subsidiary   $    -      $    -       $  567
            Other                           20          50           39
                                         -----       -----        -----

               Total Income                 20          50          606
                                         -----       -----        -----

         Expense
            Interest Expense *               -           -           43
            Other                          617         148          265
                                         -----       -----        -----

               Total Expense               617         148          308
                                         -----       -----        -----

         (Loss) Income before
          Income Taxes and Change
          in Equity of Subsidiary         (597)        (98)         298

         Income Tax Benefit                 59          41          109
                                         -----       -----        -----

         (Loss) Income before Change
          in Equity of Subsidiary         (538)        (57)         407

         Change in Equity of Subsidiary  9,417       7,670        5,303
                                         -----       -----        -----


         Net Income                     $8,879      $7,613       $5,710
                                         =====       =====        =====

         Weighted Average Shares Outstanding (Notes 1 and 12)
            Primary                  3,149,161   3,091,578    3,070,492
            Fully Diluted            3,169,765   3,103,253    3,072,672

         Earnings Per Share (Notes 1 and 12)
            Primary                      $2.82       $2.46        $1.86
                                          ====        ====         ====
            Fully Diluted                $2.80       $2.45        $1.86
                                          ====        ====         ====


          * The Board of Directors authorized and the Company established a $3.0 million line of credit to partially fund the repurchase of the Company's common stock in 1989 and 1990. This loan, which had an interest rate of prime plus one percent, was paid in full in June, 1994. (Notes 7 and 19)

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 18 - CONDENSED FINANCIAL INFORMATION
           OF DS BANCOR, INC. (PARENT COMPANY ONLY) (continued)
---------------------------------------------------------------

               The condensed changes in the components of Stockholders' Equity for the years ended December 31, 1996, 1995 and 1994 were as follows:

                                                       Additional
                                                Common   Paid-In    Retained   Treasury
                                                 Stock   Capital    Earnings    Stock
                                                -------  --------   --------   --------
                                                      (Dollar amounts in thousands)
                 Balance - January 1, 1994      $2,991   $36,007    $31,955   $(4,513)

                 Net Income                          -         -      5,710         -

                 Stock Options Exercised
                  (93,455 shares)
                  (Notes 11 and 12)                 94     1,773          -         -
                 Change in Unrealized
                  Gains (Losses) of Securities
                  Held by Subsidiary (Note 2)        -         -     (6,880)        -
                                                 -----    ------     ------    ------

                 Balance - December 31, 1994     3,085    37,780     30,785    (4,513)

                 Net Income                          -         -      7,613         -

                 Stock Dividend Declared
                  on Common Stock (Note 12)        280     6,658     (6,938)        -
                 Shares Issued for
                  Fractional Interest                -        12          -         -
                 Cash in Lieu of
                  Fractional Shares                  -         -        (23)        -
                 Stock Options Exercised
                  (3,062 shares)
                  (Notes 11 and 12)                  3        64          -         -
                 Change in Unrealized
                  Gains (Losses) of Securities
                  Held by Subsidiary (Note 2)        -         -      6,003         -
                                                 -----    ------     ------    ------

                 Balance - December 31, 1995     3,368    44,514     37,440    (4,513)

                 Net Income                          -         -      8,879         -
                 Cash Dividend Declared
                  on Common Stock (Note 12)          -         -       (728)        -
                 Stock Options Exercised
                  (320,246 shares)
                  (Notes 11 and 12)                321     8,643          -         -
                 Treasury Shares Acquired
                  from Exercise of Stock
                  Options (Notes 11 and 12)          -         -          -    (6,800)
                 Change in Unrealized
                  Gains (Losses) of Securities
                  Held by Subsidiary (Note 2)        -         -       (719)        -
                                                 -----    ------      -----    ------

                 Balance - December 31, 1996    $3,689   $53,157     $44,872 ($11,313)
                                                 =====    ======      ======   ======

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 18 -        CONDENSED FINANCIAL INFORMATION
                   OF DS BANCOR, INC. (PARENT COMPANY ONLY) (continued)
-----------------------------------------------------------------------

                 The condensed Statements of Cash Flows were as follows:

                                                     For The Years Ended December 31,
                                                     --------------------------------
                                                        1996     1995        1994
                                                        ----     ----        ----
                                                          (Amounts in thousands)
             Cash Flows from Operating Activities
                Dividends Received from Subsidiary     $    -    $  -       $  567
                Interest Income                            20      50           39
                Tax Benefit Received from Subsidiary      397       -           80
                Interest Paid                               -       -          (68)
                Cash Paid to Suppliers                   (585)   (154)        (260)
                                                        -----     ---        -----

                   Net Cash (Used) Provided by
                    Operating Activities                 (168)   (104)         358
                                                        -----     ---        -----

             Cash Flows from Financing Activities
                Payments on Notes Payable - Bank            -       -       (1,450)
                Dividends Paid to Stockholders           (728)    (23)           -
                Proceeds from Exercise of Stock Options   960      79        1,189
                Treasury Stock Acquired for
                 Payment of Employee Withholding
                 on Stock Options                      (1,220)      -            -
                Tax Benefit Reimbursement from
                 Subsidiary for Stock Options
                 Exercised                              2,424       -          678
                                                        -----     ---        -----

                   Net Cash Provided by
                    Financing Activities                1,436      56          417
                                                        -----     ---          ---

             Net Increase (Decrease) in Cash            1,268     (48)         775

             Cash at Beginning of Year                    812     860           85
                                                        -----     ---          ---

             Cash at End of Year                       $2,080    $812         $860
                                                        =====     ===          ===

               A reconciliation of net income to cash (used) provided by operating activities was as follows:

                                                     For The Years Ended December 31,
                                                     --------------------------------
                                                      1996        1995        1994
                                                      ----        ----        ----
                                                         (Amounts in thousands)
             Net Income                              $8,879      $7,613      $5,710
             Items Not Resulting in Cash Flow:
             --------------------------------
                Equity in Undistributed
                 Earnings of Subsidiary              (9,417)     (7,670)     (5,303)
                Decrease (Increase) in Income
                 Tax Benefits Receivable                338         (41)        (29)
                Increase (Decrease)
                 in Accrued Expenses                     32          (6)        (20)
                                                      -----       -----       -----

                   Net Cash Flow (Used) Provided
                    by Operating Activities           ($168)      ($104)       $358
                                                        ===         ===         ===

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 19 -      REGULATORY MATTERS
---------------------------------

               DS Bancor and Derby Savings Bank, pursuant to the regulations of the Federal Reserve Board (Board) and the FDIC, respectively, are subject to risk-based capital standards. These risk-based standards require a minimum ratio of total capital to risk-weighted assets of 8.0%. Of the required capital, 4.0% must be tier 1 capital (primarily Stockholders' Equity).

               The Board has supplemented these standards with a minimum leverage ratio of 3.0% of tier 1 capital to total assets. The Board has indicated that all but the most highly rated bank holding companies should maintain a leverage ratio of 4% to 5% of tier 1 capital to total assets. The FDIC has adopted a similar leverage requirement.

               In August 1995, the FDIC and the Connecticut Banking Commissioner terminated the Memorandum entered into by the Bank in April 1992. The Memorandum, as amended, required that the Bank achieve a tier 1 capital to total assets ratio of at least 5.75% by June 30, 1995. Additionally, the Memorandum limited the payment of cash dividends by the Bank to DS Bancor to the Company's debt service and non-salary expenses.

               By June 30, 1995, the Bank had achieved a tier 1 capital to total assets ratio of 5.9%, which led to the termination of the Memorandum by the FDIC and the Connecticut Banking Commissioner. At December 31, 1995, this ratio was 6.1%. In connection with the termination of the Memorandum, the Bank's Board of Directors has adopted a policy that limits the payment of cash dividends by the Bank to the Company up to 10% of the Bank's net income.

               The following table summarizes the capital ratios of DS Bancor and Derby Savings Bank at December 31, 1996:

                                                                  Risk-based
                                     Leverage ratio           Tier 1     Total
                                     --------------           ------     -----

                 DS Bancor                7.3%                 12.12%    13.24%
                 Derby Savings Bank       7.1%                 11.84%    12.96%

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 20 -      RECENT ACCOUNTING PRONOUNCEMENTS
-----------------------------------------------

               In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," (SFAS No. 125) which was amended by SFAS No. 127 in December 1996 to defer the effective date of certain provisions of SFAS No. 125 for one year. SFAS No. 125 provides for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings and bases such distinguishment on control. It also amends SFAS No. 115 to clarify that a debt security may not be classified as held-to-maturity if it can contractually be prepaid in a way that an institution would not recover substantially all of its recorded investment. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, except as amended by SFAS No. 127, and is to be applied prospectively. Management has not yet determined the effect, if any, which application of SFAS No. 125 will have on the Bank's financial condition.


NOTE 21 -      QUARTERLY RESULTS OF EARNINGS (UNAUDITED)
--------------------------------------------------------

               The  following  is  a  summary  of  the   quarterly   results  of
               consolidated earnings for the years ended December 31, 1996 and 1995:

                                                          Quarters Ended
                                          ---------------------------------------------
                                           12/31/96    9/30/96     6/30/96    3/31/96
                                           --------    -------     -------    -------
                                          (Amounts in thousands, except per share data)
                 Interest Income            $22,765    $22,881     $22,510    $22,247
                 Interest Expense            12,564     12,752      12,556     13,376
                                             ------     ------      ------     ------

                    Net Interest Income      10,201     10,129       9,954      8,871

                 Provision for Credit Losses  1,900      1,250       1,050        650
                                             ------     ------      ------      -----

                 Net Interest Income
                  After Provision for
                  Credit Losses               8,301      8,879       8,904      8,221
                 Non-Interest Income, Net     1,360        844         896        894
                 Non-Interest Expense         6,230      5,887       5,870      5,505
                                              -----      -----       -----      -----
                 Income before Income Taxes   3,431      3,836       3,930      3,610
                 Provision for Income
                  Taxes, Net                  1,479      1,485       1,511      1,453
                                              -----      -----       -----      -----

                 Net Income                  $1,952     $2,351      $2,419     $2,157
                                              =====      =====       =====      =====

                 Earnings Per Share
                    Primary                   $0.63      $0.74       $0.76      $0.69
                                               ====       ====        ====       ====
                    Fully Diluted             $0.64      $0.73       $0.76      $0.67
                                               ====       ====        ====       ====

                        DS BANCOR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 21 - QUARTERLY RESULTS OF EARNINGS (UNAUDITED) (continued)
---------------------------------------------------------------

                                                          Quarters Ended
                                          -------------------------------------------
                                           12/31/95    9/30/95     6/30/95    3/31/95
                                           --------    -------     -------    -------
                                          (Amounts in thousands, except per share data)
                 Interest Income            $22,670    $22,059     $21,276    $20,584
                 Interest Expense            13,790     13,486      12,628     11,671
                                             ------     ------      ------     ------

                    Net Interest Income       8,880      8,573       8,648      8,913

                 Provision for Credit Losses    700        625         600        600
                                             ------     ------      ------     ------

                 Net Interest Income
                  After Provision for
                  Credit Losses               8,180      7,948       8,048      8,313
                 Non-Interest Income, Net     1,335        944         862        543
                 Non-Interest Expense         5,752      5,414       6,232      6,142
                                              -----      -----       -----      -----
                 Income before Income Taxes   3,763      3,478       2,678      2,714
                 Provision for Income
                  Taxes, Net                  1,439      1,429       1,056      1,096
                                              -----      -----       -----      -----

                 Net Income                  $2,324     $2,049      $1,622     $1,618
                                              =====      =====       =====      =====

                 Earnings Per Share (a)
                    Primary                   $0.75      $0.66       $0.53      $0.53
                                               ====       ====        ====       ====
                    Fully Diluted             $0.75      $0.66       $0.52      $0.53
                                               ====       ====        ====       ====


                 (a) Adjusted retroactively to reflect stock dividends declared
                    (Note 12).